UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

MAXLINEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

April 15, 2013

Dear Stockholder:

We are pleased to invite you to attend our 2013 annual meeting of stockholders to be held on Tuesday, May 14, 2013 at 8:30 a.m., Pacific time, at our headquarters at 2051 Palomar Airport Road, Suite 100 in Carlsbad, California 92011. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•

elect the two nominees for Class I director named in the proxy statement to be elected by holders of the Class A common stock and Class B common stock, voting together as a class, to hold office until our 2016 annual meeting of stockholders;

•	approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2012, as set forth in this proxy statement; and

•	ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our Class A or Class B common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of MaxLinear. We look forward to seeing you at our annual meeting.

Sincerely,

Kishore Seendripu, Ph.D.

Chairman of the Board of Directors and Chief Executive Officer

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Tuesday, May 14, 2013

Place	MaxLinear’s headquarters, 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

Items of Business

•   To elect the two nominees for Class I director named in the accompanying proxy statement to be elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified.

•   To approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2012, as set forth in this proxy statement.

•   To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

•   To transact any other business that may properly come before the 2013 annual meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date, April 8, 2013.

Meeting Admission	You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2012 annual report is enclosed with these materials as a separate booklet. You may also access our 2012 annual report by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee. Our 2012 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2013: The notice of annual meeting, proxy statement, and 2012 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee.

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

i

TABLE OF CONTENTS (continued)

ii

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Tuesday, May 14, 2013

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D. and our Chief Financial Officer, Adam Spice, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2013 annual meeting of stockholders, which will take place on Tuesday, May 14, 2013 at 8:30 a.m., Pacific time, at our headquarters located at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed approximately April 15, 2013 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2012 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•

To elect the two nominees for Class I director named in this proxy statement to be elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified.

•	To approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2012, as set forth in this proxy statement.

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the two nominees for Class I director named in the proxy statement to be elected by the holders of Class A common stock and Class B common stock, voting together as a single class.

•	“FOR,” the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 31, 2012.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year.

What shares can I vote?

Each share of our Class A common stock and Class B common stock issued and outstanding as of the close of business on April 8, 2013, the record date for the 2013 annual meeting of stockholders, is entitled to vote on all items being considered at the 2013 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 33,102,312 shares of common stock issued and outstanding, consisting of 23,437,298 shares of Class A common stock and 9,665,014 shares of Class B common stock.

How many votes am I entitled to per share?

For all proposals described in this proxy statement for which your vote is being solicited, each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock is entitled to one vote for each share of Class B common stock held as of the record date. The Class A common stock and Class B common stock are voting as a single class on all proposals described in this proxy statement for which your vote is being solicited.

What are the differences between the voting rights of Class A common stock and Class B common stock?

Holders of our Class A and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share with respect to transactions that would result in a change of control of MaxLinear or, in certain cases, that relate to our equity incentive plans. In addition, holders of our Class B common stock are entitled, voting separately as a class, to elect two members of our board of directors. The directors elected by holders of our Class B common stock are Curtis Ling, Ph.D., whose current term will expire at our annual meeting in 2014, and Kishore Seendripu, Ph.D., whose current term will expire at our annual meeting in 2015.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many MaxLinear stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2012 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

How can I contact MaxLinear’s transfer agent?

You may contact our transfer agent by writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940 or telephoning (800) 662-7232 or (781) 575-4238.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 8, 2013, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011 prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within

MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of our issued and outstanding Class A and Class B common stock (voting together as a single class) be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class I directors to be elected by the holders of Class A common stock and Class B common stock, voting together as a single class	Plurality of the Class A common stock and Class B common stock, voting together as a single class	No
To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present, represented, and entitled to vote at the meeting	No
Ratification of the appointment of Ernst & Young LLP	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Due to recent rule changes, however, your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a change from prior years when brokers, banks and other nominee holders of record had discretionary voting authority in the election of directors. In addition, discretionary voting is not allowed with respect to the proposal seeking advisory votes on executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.

Election of Class I director by the Holders of Class A Common Stock and Class B Common Stock

The two nominees receiving the highest number of affirmative “FOR” votes will be elected as a Class I director elected by the holders of Class A common stock and Class B common stock, voting together as a single class. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Advisory Vote to Approve Named Executive Officer Compensation

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2012. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of the Appointment of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Adam Spice, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement, and 2012 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2012 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940 or by telephone at (800) 662-7232 or (781) 575-4238.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2012 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A. as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 16, 2013; provided, however, that in the event that we hold our 2014 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2013 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MaxLinear, Inc.

Attn: Corporate Secretary

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

Fax: (760) 444-8598

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2014 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than January 30, 2014, and

•	not later than the close of business on March 1, 2014.

In the event that we hold our 2014 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2013 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting: or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors, other than Class B directors nominated and elected solely by holders of Class B common stock, for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

MaxLinear Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In connection with our initial public offering and the listing of our Class A common stock on the New York Stock Exchange in March 2010, we adopted a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.

Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Corporate Governance Guidelines.”

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

Our board of directors is currently comprised of seven members. Two directors are elected exclusively by the holders of our Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. The current Class B directors are Drs. Ling and Seendripu.

Our remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2013 for the Class I directors, 2014 for the Class II directors, and 2015 for the Class III directors.

2012 Board Meetings

During fiscal 2012, our board of directors held seven (7) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.

Lead Director

Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. In November 2009, prior to our initial public offering, our board of directors appointed Mr. Pardun as our Lead Director, and he continues to serve in that capacity. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Inc., Mr. Pardun currently serves on the board of directors of four other public technology companies, including serving as non-executive chairman of Western Digital Corporation. As Lead Director, Mr. Pardun’s responsibilities include:

•	coordinating and moderating executive sessions of our independent directors;

•

advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	confirming the agenda with Dr. Seendripu for meetings of our board of directors;

•	holding regular update sessions with Dr. Seendripu;
•	acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and

•	performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.

Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.

Chairman of the Board

Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.

Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making.

Director Independence

As a company listed on the New York Stock Exchange, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In April 2013, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that directors Steven C. Craddock, Albert J. Moyer, Thomas E. Pardun, Donald E. Schrock and Harshad K. Desai, representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. and Curtis Ling, Ph.D. are not considered independent directors because of their employment as our chief executive officer and chief technical officer, respectively.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting. These executive sessions are chaired by our Lead Director. Drs. Ling and Seendripu, as the only two management directors, do not participate in sessions of non-management directors.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business strategy and to encourage a focus on building long term value that does not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee.

Audit Committee. Our audit committee currently consists of directors Albert J. Moyer, Thomas E. Pardun, Steven C. Craddock, and Harshad K. Desai. Mr. Moyer is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the New York Stock Exchange and that Mr. Moyer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Our board of directors has further determined that Mr. Moyer’s simultaneous service on more than three audit committees does not impair the ability of Mr. Moyer to effectively serve as a member and chairman of our audit committee.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm;

•	approves the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence, and performance of the independent registered public accounting firm;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews management’s assessment of our internal controls; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.

We comprised our audit committee in 2009 in connection with preparing for an initial public offering. Mr. Moyer joined our board in October 2009 and was appointed chairman of the audit committee. Our audit committee held nine (9) meetings during fiscal 2012. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Audit Committee.”

Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Steven C. Craddock, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our executive officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations; and

•	administers the issuance of stock options and other awards under our equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held seven (7) meetings during fiscal 2012. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Compensation Committee.”

Nominating and Governance Committee. Our nominating and governance committee is comprised of Steven C. Craddock, Albert J. Moyer, Harshad K. Desai, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.

Our nominating and governance committee held four (4) meetings during fiscal 2012. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Nominating and Governance Committee.”

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Steven C. Craddock, Thomas E. Pardun, and Donald E. Schrock. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee.

The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•

Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Our committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to MaxLinear’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates for Election to the Board of Directors

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our Class A and/or Class B common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, Attention: Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidate.”

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. Six of the seven members of our board of directors attended our 2012 annual meeting. We have scheduled our 2013 annual meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance.

Communications with the Board of Directors

Stockholders who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Financial Officer, c/o MaxLinear, Inc., 2051 Palomar Airport Road, Carlsbad, CA 92011, or by fax to (760) 444-8598. Our Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Program Prior to Initial Public Offering

Beginning in mid-2009, prior to filing a registration statement with the Securities and Exchange Commission in connection with an initial public offering, we began the process of recruiting additional independent directors to serve on our board. At that time, we established a policy of paying a $20,000 annual retainer to independent directors not affiliated with our venture capital investors. In addition, we provided for equity incentives in the form of stock options for each of the new directors recruited prior to our initial public offering. In connection with these recruitment efforts, Thomas E. Pardun joined our board in July 2009, and Albert J. Moyer and Donald E. Schrock joined our board in October 2009.

In July 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $4.26 per share to Mr. Pardun; in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $6.55 per share to Mr. Moyer; and in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $7.45 per share to Mr. Schrock. Each of these options was granted under our 2004 Stock Plan and, assuming the optionee continues as a service provider to us, vests with respect to twenty-five percent of the option one year from the date of grant and then vests in equal monthly installments over the next three years.

Post-IPO Compensation Policy

We initially established our compensation programs for non-employee directors in connection with our initial public offering in 2010. Those director compensation decisions were based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies for independent directors. In 2012, our compensation committee again reviewed non-employee director compensation, including peer group data compiled by Compensia.

Cash Compensation

Following their review of the Compensia data, in May 2012, our compensation committee approved revised compensation for non-employee directors as follows:

•	$35,000 annual retainer for each non-employee director, payable on a quarterly basis;

•	$25,000 additional annual retainer for our lead director, Mr. Pardun, payable on a quarterly basis;

•	$9,000 annual retainer for each member of the audit committee (including the chairman) and an additional $20,000 annual retainer for the chairman, payable on a quarterly basis;

•	$6,000 annual retainer for each member of the compensation committee (including the chairman) and an additional $14,000 annual retainer for the chairman, payable on a quarterly basis; and

•	$3,000 annual retainer for each member of the nominating and governance committee (including the chairman) and an additional $8,000 annual retainer for the chairman, payable on a quarterly basis.

Equity Compensation

In connection with our initial public offering, our compensation committee developed a policy relating to equity compensation for our non-employee directors under our 2010 Equity Incentive Plan. The policy initially provided for the grant of stock options upon first becoming a director and annual option grants at subsequent annual meetings. From time to time since the initial public offering, the compensation committee has reviewed our director equity compensation policy, in consultation with Compensia, and implemented changes intended, among other purposes, to ensure that equity incentives for our non-employee directors are competitive within our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board.

In February 2012, the compensation committee amended our director equity incentive policy to provide for the grant of shares of restricted stock rather than stock options. In accordance with the revised policy, we awarded each non-employee director an aggregate of 16,632 shares of our Class A common stock, subject to vesting, assuming continued service, on May 1, 2013.

In July 2012, we again amended the director equity compensation policy to provide that new directors would receive, upon becoming a director, an initial award of shares of Class A common stock having a value at issuance of $160,000, consisting of an “annual award” of $80,000 of restricted stock (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term award” equal to $80,000 of restricted stock. The annual award would vest fully on the next May 1, and the full-term award would vest in three equal installments on each anniversary of the date of grant. In accordance with the revised policy, in August 2012, we made two awards to Harshad K. Desai in connection with his first becoming a director. We granted Mr. Desai a full-term initial award of 14,134, vesting in three annual installments assuming his continued service as a director. We also granted Mr. Desai an annual initial award of 10,223 shares, which will fully vest, assuming continued service, on the earlier of May 1, 2013 or the date immediately preceding the next annual meeting of stockholders.

Our director equity compensation policy also provides for an annual award to continuing directors of shares of Class A restricted stock with a fair value of $80,000 on the date of each annual meeting of stockholders. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders. The first annual grants under the revised policy that was approved in July 2012 will take place at our 2013 annual meeting.

In addition, in August 2012, in order to ensure relative parity in the value of equity awards held by our non-employee directors, we issued each of our existing non-employee (consisting of Mr. Craddock,

Mr. Moyer, Mr. Pardun, and Mr. Schrock) a restricted stock grant for 14,134 shares with a fair value at the time of grant of $80,000. These grants will vest in three equal annual installments on each anniversary of the grant date.

2012 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2012. The table excludes Kishore Seendripu, Ph.D., and Curtis Ling, Ph.D., who are executive officers and who did not receive any compensation from us in their roles as directors in the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Steven C. Craddock	43,000	159,998	202,998
Harshad K. Desai	11,750	137,861	149,611
Albert J. Moyer	54,000	159,998	213,998
Thomas E. Pardun	72,000	159,998	231,998
Donald E. Schrock	43,500	159,998	203,498

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant date fair value related to option awards and performance option awards, and the aggregate grant fair market value related to stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our Class A common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

PROPOSAL NUMBER 1

ELECTION OF CLASS I DIRECTOR BY CLASS A COMMON STOCK AND CLASS B

COMMON STOCK

Board Structure

Our board of directors is currently composed of seven members. Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.

Two members of our board of directors are elected exclusively by the holders of the Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of the founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. Our Class B directors are Dr. Ling, whose current term will expire in 2014, and Dr. Seendripu, whose current term will expire in 2015.

The remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2013 for the Class I directors, 2014 for the Class II directors, and 2015 for the Class  III directors.

Nominees for Class I Director Elected by the Holders of Class A Common Stock and Class B Common Stock (Terms Expiring in 2016)

At the 2013 annual meeting, two Class I directors will be elected to the board of directors by the holders of Class A common stock and Class B common stock, voting together as a class. Our nominating and governance committee recommended, and our board of directors nominated, Steven C. Craddock and Harshad K. Desai as the nominees for election as Class I directors, at the 2013 annual meeting.

Mr. Craddock and Mr. Desai have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either Mr. Craddock or Mr. Desai is unable or declines to serve as a director at the time of the 2013 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class I Director Nominees Elected by the Holders of Class A Common Stock and Class B Common Stock

Steven C. Craddock, age 64, has served as a member of our board of directors since March 2011. Since July 2008, Mr. Craddock, age 62, has served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. From November 2006 until June 2008, Mr. Craddock served as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute.

We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries, give him the qualifications and skills to serve as one of our directors.

Harshad K. Desai, age 67, has served as the executive chairman of QLogic Corporation, a leading supplier of high performance network infrastructure solutions, since November 2010 and as chairman of its board of directors since May 1999. He also served as chief executive officer of QLogic from January 1996 to November 2010. From August 1995 to April 2007, he served as president of QLogic. He has been a member of QLogic’s board of directors since January 1996. Since February 2011, he has served on the board of directors of Applied Micro Circuits Corp., a provider of semiconductor solutions for the data center, enterprise, telecom and consumer/small medium business markets. Mr. Desai previously served as a director of Lantronix, Inc., a designer, manufacturer and seller of network connectivity solutions, from 2000 to 2007. Mr. Desai was awarded the American Electronics Association (now TechAmerica) Executive of the Year Award in 1999. He was also awarded the Ernst & Young Entrepreneur of the Year Award in 2000. In 2002, he was honored with the Director of the Year Award from the Forum for Corporate Directors and made the Byte and Switch “Top Ten Storage Networking All Stars” list. Mr. Desai earned his B.S. in electrical engineering from Maharaja Sayajirao University in India and an M.S. in electrical engineering from the University of California, Berkeley.

We believe Mr. Desai’s executive experience at a large technology company, his long history in the technology industry, and his experience serving as a director of other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Required Vote

Our Class I directors will be elected by a plurality of the votes of the holders of Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the elections of Mr. Craddock and Mr. Desai.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election to the board of directors of Mr. Craddock and Mr. Desai as Class I directors elected by the holders of Class A common stock and Class B common stock.

* * * * *

Class II Directors Continuing in Office until the 2014 Annual Meeting

Curtis Ling, Ph.D., age 47, is a co-founder of MaxLinear and has served as our Chief Technical Officer since April 2006. He serves as a director representing our Class B common stock. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.

We believe Dr. Ling’s more than ten years of technical and operational experience in the semiconductor industry brings valuable industry knowledge and practical experience to our board and qualifies him to serve as one of our directors.

Albert J. Moyer, age 69, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software applications. He subsequently served as a consultant to QAD Inc., assisting in sales operations. From

August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves on the board of each of CalAmp Corp., a provider of wireless communications solutions; Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles; Virco Manufacturing Corporation, a manufacturer of educational furniture; and The Redflex Holdings Group, a provider of traffic enforcement technologies. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer’s many years of experience as chief financial officer for large public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.

Donald E. Schrock, age 67, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock joined Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. Mr. Schrock has served on the board of directors of Integrated Devices Technology Inc., a designer and fabricator of semiconductor components, since October 2009, and on the board of GlobalFoundries Inc., a private semiconductor wafer fabrication service provider, since May 2010. He previously served on the board of directors of the Fabless Semiconductor Association, RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc., and Patriot Scientific Corporation, a public intellectual property licensing company. Mr. Schrock holds a BSEE with honors from the University of Illinois, has completed the coursework for an MSEE from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.

We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Class III Directors Continuing in Office until the 2015 Annual Meeting

Kishore Seendripu, Ph.D., age 43, is a co-founder and has served as our Chairman, President and Chief Executive Officer since our inception in September 2003. He serves as a director representing our Class B common stock. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the

Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than 15 years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Thomas E. Pardun, age 69, has served as a member of our board of directors since July 2009. Since April 2007, Mr. Pardun has served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun has served as a director of Western Digital Corporation since January 1993, and from January 2000 to November 2001, he served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for

Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corp., a provider of wireless communications solutions; Finisar Corporation, a provider of optical communications components and subsystems; and Calix, Inc., a provider of broadband communications access systems and software. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

* * * * *

PROPOSAL NUMBER 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Exchange Act), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank legislation. In 2012, the advisory vote on executive compensation received greater than 97% support of the votes cast by stockholders. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:

•	to attract and retain talented and experienced executives;
•	to motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2012 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section captioned “Executive Compensation,” subsection captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure set forth in the proxy statement relating to MaxLinear’s 2013 Annual Meeting of Stockholders is hereby APPROVED.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2012. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During 2012, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services.

Notwithstanding its appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

* * * * *

Principal Accounting Fees and Services

The following table presents fees billed for professional audit and other services rendered to MaxLinear by Ernst & Young LLP for the years ended December 31, 2012 and December 31, 2011.

	2012	2011
Audit Fees	$618,031	$593,268
Audit-Related Fees(1)	1,865	2,250
Tax Fees(2)	97,963	129,733
All Other Fees	—	203

Total	$717,859	$725,454

(1)	Audit-related fees relate to online subscription for accounting information.
(2)	Tax fees include analysis of research and development tax credits and net operating loss carryforwards and general tax consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3. Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4. All other services are those services not captured in the audit, audit-related, or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is consistent with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits, to prepare MaxLinear’s financial statements, or to assess MaxLinear’s internal controls over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. However, the audit committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2012 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2012 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2012 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Audit Committee

Albert J. Moyer (Chair)

Steven C. Craddock

Thomas E. Pardun

Harshad K. Desai

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as April 8, 2013, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.(1)	43	Chairman, President and Chief Executive Officer
Adam C. Spice	44	Chief Financial Officer
Michael J. LaChance	53	Vice President, Operations
Curtis Ling, Ph.D.(1)	47	Chief Technical Officer and Director
Madhukar Reddy, Ph.D.	43	Vice President, IC and RF Systems Engineering
Justin Scarpulla	40	Chief Accounting Officer and Corporate Controller
Brian J. Sprague	50	Vice President and General Manager, Broadband and Consumer Products
William C. Torgerson	45	Vice President of Global Sales

(1)	Class B common stock director.

Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Proposal One—Election of Class I Director by Class A Common Stock and Class B Common Stock—Class III Directors continuing in office until the 2015 Annual Meeting.”

Adam C. Spice has served as our Chief Financial Officer since January 2011. From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a private fabless semiconductor company acquired by Standard Microsystems Corporation. From 2000 through 2009, Mr. Spice worked in various senior financial management and operational roles at Broadcom Corporation, a fabless communications semiconductor company. During his tenure, he served as Broadcom’s Corporate Treasurer, and its Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, and corporate-wide financial planning & analysis. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group. Mr. Spice received a B.B.A. from Brigham Young University and an M.B.A. from the University of Texas at Austin.

Michael LaChance has served as our Vice President, Operations since November 2011. From May 2011 to November 2011, Mr. LaChance served as our Senior Director, Operations. From November 2009 to April 2010, he served as Senior Director, Product Operations for Telegent Systems, Inc., a fabless semiconductor company. From March 1998 to March 2009, he served as Vice President, Product Operations at Broadcom Corporation. From March 1984 to March 1998, he served as Senior Director, Product Operations at Silicon Systems, Inc., which was subsequently acquired by Texas Instruments, Inc., a designer and manufacturer of semiconductors. Mr. LaChance received a B.S. in Electrical Engineering and B.S. in Biological Science from the University of California, Irvine.

Curtis Ling, Ph.D. For a brief biography of Dr. Ling, please see “Proposal One—Election of Class III Director By Class A Common Stock and Class B Common Stock—Class II Directors continuing in office until the 2014 Annual Meeting.”

Madhukar Reddy, Ph.D. has served as our Vice President, IC and RF Systems Engineering since November 2006. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at

Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. Since 2005, Dr. Reddy has been a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.

Justin Scarpulla has served as our Chief Accounting Officer and Corporate Controller since March 2012. From September 2011 to March 2012, Mr. Scarpulla served as our Vice President and Corporate Controller. From 2008 until joining us in September 2011, Mr. Scarpulla served as Director, Financial Reporting for Broadcom Corporation. He served as Senior Manager and Cable Modem Line Business Controller at Broadcom from 2006 until 2008. Prior to 2006, Mr. Scarpulla served in various management positions at Broadcom, which he joined in 1999. From 1996 to 1999 Mr. Scarpulla served as an auditor at Ernst & Young, LLP. Mr. Scarpulla received a B.A. degree in Business Administration, with an Accounting and Finance emphasis, from California State University, Fullerton. He is also a Certified Public Accountant.

Brian J. Sprague has served as our Vice President and General Manager, Broadband and Consumer Products since July 2011. From 1996 to early 2011, Mr. Sprague held a variety of executive roles at Broadcom Corporation, including Vice President of Marketing for the Broadband Communications Group and Vice President of the Performance Segment in the Mobile Platforms Group. From 1990 to 1996, Mr. Sprague held marketing positions at LSI Logic Corporation and, from 1984 to 1990, Mr. Sprague was a senior design engineer at United Technologies Corporation. Mr. Sprague received a BSEE degree from the University of Connecticut and an MSEE from the Rensselaer Polytechnic Institute.

William C. Torgerson has served as our Vice President of Global Sales since November 2012. From August 2007 to August 2011, Mr. Torgerson served as Vice President of America Sales for Standard Microsystems Corporation, a fabless semiconductor company. From May 2003 to February 2007, Mr. Torgerson was the Vice President of Global Sales at StarGen, Inc., a provider of semiconductors for networking and telecommunications equipment. From March 2000 to May 2003, he served as Director of America Sales at PLX Technology, a provider of semiconductor-based connectivity solutions. From August 1997 to March 2000, Mr. Torgerson served as the Sales and Field Application Engineering at Actel, Inc., a provider of field programmable gate arrays that was subsequently acquired by Microsemi Corporation. Mr. Torgerson also serves as a director of Brown Precision, Inc., a manufacturer of high performance rifles and stocks. Mr. Torgerson received a BSEE degree from the University of Alabama, Huntsville and an MBA from University of New York, Stonybrook.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, and three additional executive officers who were our most highly compensated executive officers in fiscal 2012 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2012, these executive officers were Kishore Seendripu, Ph.D., our chairman, president and chief executive officer; Adam C. Spice, our vice president and chief financial officer; Curtis Ling, our chief technical officer; Madhukar Reddy, our vice president, IC and RF systems engineering; and Brian J. Sprague, our vice president and general manager, broadband and consumer products. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

Objectives of Executive Compensation Programs

The principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Our compensation committee was formed, among other purposes, to ensure that our compensation programs are competitive and that they offer appropriate incentives for recruitment and retention. Historically, our compensation philosophy was heavily equity-based in the form of stock options as we were an early stage company. Since our initial public offering, cash compensation has played an increasing role in our compensation programs in order to ensure that we remain competitive in the markets in which we compete for employees and executives. Nevertheless, equity compensation is, and we expect it will remain, a material portion of our compensation programs. For example, all our executive and non-executive bonus plan payments for our 2012 corporate performance period will be made in the form of shares of our Class A common stock.

Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our compensation peer group. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation. In the course of its deliberations, the committee reviews each component of compensation, how they relate to each other, and in particular, how they relate to and affect total compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash compensation. In that regard, we expect to continue to use options, restricted stock units, or other equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Cash bonus programs we have implemented in the past were, and we expect any future cash programs will be, substantially tied to annual financial performance targets. As described in greater detail below, we implemented an equity-based executive incentive bonus plan for the 2012 corporate performance period.

Role of Our Compensation Committee

As a public company, our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:

•	to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;

•	to review and approve all compensation arrangements for our executive officers (including our chief executive officer);

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

•	to oversee and administer our equity compensation plans.

Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs the committee; Steven C. Craddock; and Donald E. Schrock. Mr. Craddock became a member of the compensation committee in May 2012 following the 2012 annual meeting of stockholders. His position on the committee was previously filled by David E. Liddle, Ph.D., who did not stand for re-election as a director. Each of Mr. Pardun, Mr. Craddock, and Mr. Schrock is (and Dr. Liddle was) an independent director under the rules of the New York Stock Exchange, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors, experts, and others for assistance.

Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports the compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and stock option grants, restricted stock units, or other equity incentives. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations, after the beginning of each fiscal year, with respect to any base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives.

Competitive Market Review

The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time we also have been required to recruit new executive officers. For example, we recruited two of our named executive officers within the last two years. As a result, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.

In September 2009, in anticipation of our becoming a public company, our compensation committee initiated our first comprehensive review of our executive and director compensation policies. The compensation committee engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes as appropriate. Among other objectives, we engaged

Compensia to assist us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; to gather and analyze compensation data from those peer companies as well as from other available compensation data; to advise us on the creation and implementation of performance-based incentive plans, including determining target bonus levels; and to assist us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.

Each year since 2009, our compensation committee has re-engaged Compensia to review and provide updates with respect to peer data, compensation trends, and our executive officer and director compensation policies. During fiscal 2012, Compensia advised our compensation committee with respect to the option-for-restricted stock unit exchange we implemented, adjustments in cash and equity compensation for our non-employee directors, amendments to change-of-control and severance benefits for our executive officers, compensation structures for new executive officer hires, and general adjustments in our executive officer programs. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2012 or in any prior fiscal year.

For purposes of its 2012 review, our compensation committee, in consultation with Compensia, updated our peer group data to reflect changed circumstances (e.g., mergers and sale transactions) affecting several of the original peers established in 2009. The committee also sought to focus the peer group on companies of similar size, business scope, and market capitalization. The committee considered substantially larger companies as aspirational peers, in particular Silicon Laboratories based on its comparable target markets, but gave less weight to aspirational peers than in 2009 because of substantial differences in our relative sizes that made meaningful comparisons difficult. While these aspirational peers remain important benchmarks, particularly in considering competitive factors relating to non-executive compensation, they are less relevant for our executive compensation determinations.

The committee’s final comparative peer group for 2012 consisted of the following companies:

2012 Peer Group

• Entropic Communications, Inc.	• Monolithic Power Systems, Inc.

• Mindspeed Technologies, Inc.	• Volterra Semiconductor Corp.

• Rambus Inc.	• Peregrine Semiconductor Corp.

• Sigma Designs, Inc.	• DSP Group Inc.

• Power Integrations Inc.	• PLX Technology, Inc.

• Ikanos Communications, Inc.	• Pixelworks, Inc.

• Ambarella, Inc.	• Inphi Corp.

Elements of Executive Compensation

Our executive compensation program currently consists, and is expected to continue to consist, of the following components:

•	base salary;

•	annual incentive compensation, recently paid under an equity-based plan;

•	equity-based incentives, principally in the form of stock options;

•	benefits (on substantially similar terms as provided to our other employees); and

•	severance/termination protection, including in connection with certain change of control transactions.

The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive.

Base Salary

The effective base salaries for each of our named executive officers in 2011 and 2012 were, and fiscal 2013 annual base salaries will be, as follows:

	Annual Base Salary(1)
Executive Officer	2011	2012	2013
Kishore Seendripu, Ph.D.	$350,000	$350,000	$375,000
Adam C. Spice	$265,000	$275,000	$280,000
Brian J. Sprague	$230,000	$240,000	$245,000
Curtis Ling, Ph.D.	$215,000	$240,000	$245,000
Madhukar Reddy, Ph.D.	$225,000	$240,000	$245,000

(1)	Reflects the highest annualized base salary established for the named executive officer during the year indicated.

The committee did not increase Dr. Seendripu’s base salary in 2012 based principally on his request that it not be increased following relatively weak financial performance in 2011. In April 2013, the committee approved an increase in Dr. Seendripu’s base salary from $350,000 to $375,000, his first increase since 2010. The committee determined that the increase was appropriate given that three years had elapsed since his last increase and that our financial performance improved measurably during 2012. The 2013 increase will place Dr. Seendripu slightly below the median base salary for our 2012 peer group.

Base salaries for our other named executive officers did increase from 2011 to 2012, consistent with a policy implemented in connection with our initial public offering to gradually increase executive officer base salaries to the peer group median. Dr. Ling’s and Dr. Reddy’s larger absolute increases reflect lower starting base salaries under our pre-initial public offering compensation structure. Dr. Ling and Dr. Reddy are long-tenured employees and founders of MaxLinear. In contrast, Mr. Spice and Mr. Sprague joined us in 2011 following careers at a major public semiconductor company and were able to negotiate higher starting salaries.

In April 2013, the committee also approved the base salary increases indicated in the table above for Mr. Spice, Mr. Sprague, Dr. Ling, and Dr. Reddy. The 2013 increases were relatively modest at $5,000 each and reflect the committee’s intent for the time being to maintain base salaries at approximately our peer group median.

Annual Incentive Program for 2012

In October 2009, our compensation committee reviewed our philosophy and historical practices concerning annual incentive compensation. The committee determined that our increased focus on revenue generation and achieving financial and operating performance metrics supported implementation of an annual incentive program with payouts earned through achievement of identified corporate and individual objectives. Accordingly, we adopted an Executive Incentive Bonus Plan under which the compensation committee would establish, on an annual basis for each executive officer, award targets, corporate and individual objectives, and potential adjustments for various levels of under-performance or over-performance. For fiscal years 2010 and 2011, the first fiscal years following our initial public offering, we adopted an incentive program that provided for the opportunity to earn cash bonuses based on achievement of target objectives. For fiscal 2012, the compensation committee maintained the general structure of the plan but substituted cash awards with fully vested awards of shares of our Class A common stock issued under our 2010 Equity Incentive Plan. The purpose of the equity-based bonus plan was to offer a meaningful incentive for achieving financial objectives while preserving cash resources.

On March 19, 2012, our compensation committee approved the structure of our executive incentive bonus plan for the 2012 performance period. Under the plan, executive officers were eligible to earn bonuses, payable in shares of our Class A common stock based on a target percentage of their base salary, subject to achievement of corporate performance goals, which carried a 75% weighting, and the committee’s discretionary views of the executive’s individual performance, which carried a 25% weighting. The number of shares issuable in connection with stock-based bonus awards will be calculated based on the cash amount determined to be payable under the bonus plan and the closing price of shares of our Class A common stock on the issuance date. Our compensation committee determined 2012 bonus award allocations on April 10, 2013 and currently expects the issuance date will occur on or about May 3, 2013.

Our compensation committee established the 2012 corporate performance targets as relating to total revenue of $93.5 million and non-GAAP operating loss of not greater than $3.0 million, with total revenue carrying a two-thirds weighting and non-GAAP operating loss carrying a one-third weighting with respect to the aggregate payout attributable to corporate performance goals. In making a determination whether financial targets were achieved, our compensation committee had the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the applicable fiscal year. Our compensation committee also had the authority to adjust revenue as it determined appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets. Our compensation committee also had the authority to adjust our reported operating loss to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, any restructuring and impairment charges, any acquisition related charges, and expenses associated with litigation and an export compliance review. For purposes of determining the portion of awards based on individual performance, the standard was subjective based on the committee’s discretion and views, with input from Dr. Seendripu relating to the performance of executive officers reporting to him.

On April 10, 2013, our compensation committee determined that the corporate performance metrics established under our 2012 executive incentive bonus plan had been met. The committee then considered bonus payments relating to individual performance and approved the following payments with respect to the named executive officers:

	Total Bonus Targets		2012 Bonuses
Executive Officer	% Base Salary	$ Target	Corporate Targets	Individual Performance
Kishore Seendripu, Ph.D.	85%	$297,500	$306,800	$78,094
Adam C. Spice	50%	137,500	141,798	36,094
Brian J. Sprague	40%	96,000	99,001	24,000
Curtis Ling, Ph.D.	40%	96,000	99,001	24,000
Madhukar Reddy, Ph.D.	40%	96,000	99,001	24,000

Bonus awards for fiscal 2012 reflect substantially improved corporate financial performance relative to 2011, including over-performance relative to our revenue and operating loss targets. Bonus awards based on revenue were earned at 121% of target, and bonus awards based on minimizing operating loss were earned at 171% of target. The committee also awarded bonuses based on individual performance at 100% of target, except in the cases of Dr. Seendripu and Mr. Spice, whose individual performances were awarded at a 105% level based largely on substantially improved operating performance in 2012 and successful expense management initiatives that contributed to our ability to meet our operating loss objectives.

Bonus awards are expected to be settled in shares of our Class A common stock on or about May 3, 2013, with the amount calculated by dividing the bonus award by the closing price of our Class A common stock in trading on the New York Stock Exchange on the settlement date. For our executive officers, the number of shares otherwise issuable in connection with the bonus award will be reduced by an amount equal to applicable withholding taxes, which we will remit in cash to applicable governmental authorities.

Annual Incentive Program for 2013

As of the filing of this proxy statement, our compensation committee had not finalized the structure of our executive bonus program under the Executive Incentive Bonus Plan for the 2013 performance period and had not established 2013 corporate or individual performance objectives. On April 10, 2013, the committee did determine that awards for 2013 would be paid in the form of shares of Class A Common Stock, consistent with the payment terms under our plan for 2012. In addition, the committee approved target bonus amounts for 2013 as follows:

	2013 Bonus Targets
Executive Officer	% Base Salary	$ Target
Kishore Seendripu, Ph.D.	90%	$337,500
Adam C. Spice	50%	140,000
Brian J. Sprague	40%	98,000
Curtis Ling, Ph.D.	40%	98,000
Madhukar Reddy, Ph.D.	40%	98,000

Equity-Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted specific stock ownership guidelines, and other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company, whether in the form of shares or options. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our Class A common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates.

Prior to our initial public offering in March 2010, we granted options and other equity incentives to our officers under our 2004 Stock Plan. In connection with our initial public offering, our board of directors adopted the 2010 Equity Incentive Plan, which became effective in March 2010 upon the completion of our initial public offering. The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in the compensation committee charter.

To date, our equity incentives have been granted principally with time-based vesting. Most new hire option and restricted stock unit grants, including those for our executive officers, vest over a four-year period with 25% vesting at the end of the first year of employment. For stock options, the remainder of the grant vests in equal monthly installments over the subsequent three year period, and for restricted stock units, the remainder of the grant vests in equal quarterly installments.

Until our 2011 compensation review, our equity compensation award grants consisted entirely of stock options. In 2011, the compensation committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for both employees and executive officers. Factors contributing to the decision to begin granting restricted stock units included the competitive dynamics of the markets in which we recruit, with most larger semiconductor companies offering “full value” awards in the form of restricted stock units; the fact that competitors were using such full value awards as a recruiting inducement to our engineers and other employees, many of whom held stock options that fell substantially underwater during 2011; and the more favorable dilutive impact of restricted stock units relative to stock option grants.

During fiscal 2012, following consultation with Compensia as part of the annual compensation review, our compensation committee granted the named executive officers the equity incentive awards shown in the Grant of Plan Based Awards table. Most grants were made in May 2012 as part of the annual review process, with the number of awards granted based on a review of peer group equity compensation data as well as a review of the individual officer’s vested and unvested equity position. In addition, the compensation committee made additional awards to Dr. Ling, Dr. Reddy, and Mr. Spice in August 2012 based on the committee’s views of their relative contributions, their current vested and unvested equity position, and a review of data concerning the equity position of executives holding similar positions at peer companies.

2012 Option Exchange

During 2012, we implemented a stock option exchange program under which eligible participants could exchange “underwater” stock options — those with an exercise price of less than the then current trading price of our Class A common stock — for new, unvested restricted stock units. Our stockholders approved the program at our 2012 annual meeting. Generally, under the exchange offer, an eligible optionee could surrender and exchange options with an exercise price in excess of $5.00 for a new restricted stock unit representing fifty percent (50%) of the shares subject to the option surrendered. In other words, an underwater option for 100 shares could be exchange for an unvested restricted stock unit representing 50 shares. Dr. Seendripu and Dr. Ling were not eligible to participate in the exchange offer. Our other named executive officers were eligible to participate, and Mr. Spice and Mr. Reddy exchanged underwater options under the program.

Specifically, Mr. Spice exchanged options to acquire 275,000 and 30,000 shares of Class A common stock at exercise prices of $11.36 and $9.10, respectively, for restricted stock units representing 152,500 shares of Class A common stock. Dr. Reddy exchanged an option to acquire 36,000 shares of Class A common stock at an exercise price of $9.10 and an option to acquire 80,728 shares of Class B common stock at an exercise price of $7.45 for restricted stock units representing an aggregate of 58,364 shares of Class A common stock. Regardless of the extent to which the surrendered options may have been vested, the new restricted stock units issued to Mr. Spice and Dr. Reddy as part of the exchange were subject to new vesting over three years, with one third of the shares vesting on the first February 20, May 20, August 20, or November 20 following the first anniversary of the grant date of the award, and the balance of the shares vesting in equal annual installments on each anniversary of the initial vesting date. As a result of their participation in the exchange, we will recognize, over the vesting period of the restricted stock units issued, aggregate incremental stock compensation expense with respect to Mr. Spice’s awards of $251,319 and aggregate incremental stock compensation expense with respect to Dr. Reddy’s awards of $114,185.

Benefits

We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:

•	health, dental, and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe that these benefits are consistent with those of companies with which we compete for employees.

Severance and Termination Benefits

Effective April 10, 2013, we entered into amended and restated change in control and severance agreements with our chief executive officer, chief financial officer, and other executive officers. These amended and restated agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the context of a change in control. The agreements have an initial term of three (3) years and provide that the parties will review the agreement on each anniversary of its effectiveness. If the parties agree to renew the agreement, it will be renewed for an additional three year term, with the review and renewal process occurring annually. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twelve (12) months remaining in the term of the agreement, the term of the agreement will extend automatically through the 12 month anniversary of the change in control.

In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, the compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquiror, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer and Chief Financial Officer

Under the terms of the amended change in control and severance agreement, if Dr. Seendripu, our chief executive officer, or Mr. Spice, our chief financial officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. In addition, we agreed to provide the executive reimbursement for continued health benefits under our health plans for up to twelve (12) months, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to eighteen (18) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•

reimbursement of premiums for continued health benefits under our health plans for up to eighteen (18) months following the executive’s termination, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•

extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date, provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.

Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Spice that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

We have also entered into change in control in control agreements with Dr. Ling, Mr. Sprague and Dr. Reddy. Under the terms of the amended change in control and severance agreement with our other executive officers, if the executive terminates his employment with us for “good reason” (as defined in the agreement), or if we terminate him without “cause” (as defined in the agreement), the executive will be entitled to a single lump sum severance payment equal to three (3) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the three (3) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. In addition, we agreed to provide the executive reimbursement for continued health benefits under our health plans for up to six (6) months, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•

a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then-current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•

extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.

Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.

In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Role of Stockholder Say-on-Pay Votes in Determining Compensation

We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2012, the advisory vote on executive compensation received greater than 97% support of the votes cast by our stockholders. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for our named executive officers.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our Chief Executive Officer and our four most highly compensated officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.

Report of the Compensation Committee

The compensation committee oversees MaxLinear’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Thomas E. Pardun (Chair)

Steven C. Craddock

Donald E. Schrock

This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer and each of the next three most highly compensated executive officers during our fiscal year ended December 31, 2012, together referred to as our “named executive officers” for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Award ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Current Executive Officers

Kishore Seendripu, Ph.D.	2012	350,000	—	865,894	451,860	—	13,013	(6)	1,680,767
Chairman, President and Chief Executive Officer (Principal Executive Officer)	2011	350,000	—	273,000	252,264	—	12,114	(6)	887,378
	2010	327,307	—	—	—	157,500	270	(5)	485,077

Adam C. Spice	2012	271,667	—	782,511	330,394	—	12,919	(6)	1,397,491
Vice President and Chief Financial Officer (Principal Financial Officer)	2011	260,289	—	136,500	1,759,302	59,625	11,890	(6)	2,227,606
	2010	—	—	—	—	—	—		—

Curtis Ling, Ph.D.	2012	231,667	—	597,401	441,904	—	4,276	(6)	1,275,248
Chief Technical Officer and Director	2011	211,250	—	145,600	134,541	29,025	4,447	(6)	524,863
	2010	191,378	—	—	—	36,000	155	(5)	227,533

Madhukar Reddy, Ph.D.	2012	235,000	—	570,586	311,324	—	12,875	(6)	1,129,785
Vice President, IC and RF Systems Engineering	2011	221,250	—	163,800	151,358	30,375	11,860	(6)	578,643
	2010	200,923	—	—	—	40,068	140	(5)	241,131

Brian J. Sprague	2012	236,667	—	315,401	180,744	—	13,168	(6)	745,980
Vice President and General Manager, Broadband and Consumer Products	2011	112,383		336,875	356,565	20,700	9,890	(6)	836,413
	2010	—	—	—	—	—	—		—

(1)	Includes for 2012 the issuance of shares of our Class A common stock for the 2012 performance period under our Executive Incentive Bonus Plan. Individual awards, valued in accordance with Accounting Standards Codification Topic 718 (ASC 718), will be made on or about May 3, 2013 in the following amounts: Dr. Seendripu, $384,894; Mr. Spice, $177,892; Dr. Ling, $123,001; Dr. Reddy, $123,001; and Mr. Sprague, $123,001.
(2)	Includes for 2012 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $481,000; Mr. Spice, $353,300; Dr. Ling, $474,400; Dr. Reddy, $333,400; and Mr. Sprague, $192,400. Stock awards for 2011 reflect only the grant of RSUs. The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the assumptions described under Note 6, Stock-Based Compensation Expense in the notes to our consolidated financial statements included in our Annual Report on Form 10-K. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value that may be realized by the named executive officers.
(3)	With respect to Mr. Spice and Dr. Reddy, the Stock Awards column for 2012 includes the aggregate incremental grant date fair value, calculated in accordance with ASC 718, for RSUs awarded to Mr. Spice and Dr. Reddy under the stock option-for-RSU exchange program described in Compensation Disclosure and Analysis under the caption “2012 Option Exchange,” which we will recognize as compensation expense over the vesting period of the RSUs issued in connection with the exchange. In connection with the exchange program, Mr. Spice exchanged options to acquire 275,000 and 30,000 shares of our Class A common stock at an exercise price of $11.36 and $9.10, respectively, for RSUs with respect to 152,500 shares of Class A common stock. Dr. Reddy exchanged options to acquire 80,728 shares of Class B common stock at an exercise price of $7.45 per share for RSUs with respect to 40,364 shares of Class A common stock and options to acquire 36,000 shares of Class A common stock at an exercise price of $9.10 per share for RSUs with respect to 18,000 shares of Class A common stock. The aggregate incremental value of the restricted stock units relative to the stock options was $251,319 for Mr. Spice and $114,185 for Dr. Reddy.
(4)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(5)	Represents premiums we paid with respect to life insurance for the benefit of the officer.
(6)	Represents employer funded amounts for group term life insurance and medical and dental insurance premiums.

Grants of Plan-Based Awards

The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2012 under any plan.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	4/03/2012	—	$297,500	$595,000	N/A	(1)	—		N/A	(1)	$384,894	(1)
	5/10/2012	—	—	—	100,000	(2)	—		—		481,000
	5/10/2012	—	—	—	—		200,000	(3)	4.81		451,860
Adam C. Spice	4/03/2012	—	137,500	275,000	N/A	(1)	—		N/A	(1)	$177,892	(1)
	5/10/2012	—	—	—	50,000	(2)	—		—		240,500
	5/18/2012	—	—	—	137,500	(7)	—		—		1,327,796
	5/18/2012	—	—	—	15,000	(7)	—		—		122,280
	8/09/2012	—	—	—	20,000	(5)	—		—		112,800
	5/10/2012	—	—	—	—		100,000	(3)	4.81		225,930
	8/09/2012	—	—	—	—		40,000	(6)	5.64		104,464
Curtis Ling, Ph.D.	4/03/2012	—	96,000	192,000	N/A	(1)	—		N/A	(1)	$123,001
	5/10/2012	—	—	—	40,000	(2)	—		—		192,400
	8/09/2012	—	—	—	50,000	(5)	—		—		282,000
	5/10/2012	—	—	—	—		80,000	(3)	4.81		180,744
	8/09/2012	—	—	—	—		100,000	(6)	5.64		261,160
Madhukar Reddy, Ph.D.	4/03/2012	—	96,000	192,000	N/A	(1)	—		N/A	(1)	$123,001
	5/10/2012	—	—	—	40,000	(2)	—		—		192,400
	5/18/2012	—	—	—	16,216	(7)	—		—		81,202
	5/18/2012	—	—	—	24,148	(7)	—		—		120,919
	5/18/2012	—	—	—	18,000	(7)	—		—		146,736
	8/09/2012	—	—	—	25,000	(5)	—		—		141,000
	5/10/2012	—	—	—	—		80,000	(3)	4.81		180,744
	8/09/2012	—	—	—	—		50,000	(6)	5.64		130,580
Brian J. Sprague	4/03/2012	—	96,000	192,000	N/A	(1)	—		N/A	(1)	$123,001
	5/10/2012	—	—	—	40,000	(2)	—		—		192,400
	5/10/2012	—	—	—	—		80,000	(3)	4.81		180,744

(1)	We did not implement a cash-based plan for the fiscal 2012 performance period under our Executive Incentive Bonus Plan. Rather, awards for the 2012 performance period are to be settled in shares of our Class A common stock to be issued on or about May 3, 2013. A complete description of the terms of the 2012 Executive Incentive Bonus Plan is contained in Compensation Disclosure & Analysis under the caption “2012 Equity-Based Incentive Plan.” The grant date fair value calculated under ASC 718 for awards under the 2012 executive incentive bonus plan (which reflects the actual bonus award values approved by our compensation committee in April 2013) are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. Because the number of shares subject to the awards is not calculable until the issuance date based on the closing sales price of our Class A common stock on that date, we have indicated “N/A” in the columns requiring us to specify the number of shares and base price.
(2)	These stock awards represent RSUs issued under our 2010 Equity Incentive Plan (the “2010 EIP”). Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the vesting commencement date and the remainder vest in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)	Amounts shown represent stock options issued under our 2010 EIP that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the vesting commencement date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(4)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with ASC 718. Our assumptions with respect to the calculation of stock-based compensation expense are set forth above in the notes to our consolidated financial statements for the year ended December 31, 2012, included in our Annual Report on Form 10-K.
(5)

These stock awards represent RSUs issued under our 2010 EIP. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, one twelfth (1/12th) of the shares subject to a RSU will vest every three months following the vesting commencement date over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(6)

Amounts shown represent stock options issued under our 2010 EIP that will, in general, vest and become exercisable with respect to one forty-eighth (1/48th) of the shares subject to the stock option on each one month anniversary of the vesting commencement date over the following four years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(7)	These stock awards represent RSUs issued under our 2010 EIP. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 33 percent of the shares subject to a RSU vest on the first anniversary of the vesting commencement date and the remainder in equal annual installments over the following two years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2012.

	Option Awards						Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kishore Seendripu, Ph.D.	77,140	(1)	8,970		4.69	7/28/2019	—		—
	135,624	(2)	90,415		8.19	10/27/2019	—		—
	6,000	(2)	54,000		9.10	5/6/2018	—		—
	—		200,000	(3)	4.81	5/10/2019	—		—
	—		—		—	—	22,500	(9)	112,950	(13)
	—		—		—	—	100,000	(9)	502,000	(13)
Adam C. Spice	—		100,000	(3)	4.81	5/10/2019	—		—
	3,333	(4)	36,667		5.64	8/09/2019	—		—
	—		—		—	—	11,250	(9)	56,475	(13)
	—		—		—	—	50,000	(9)	251,000	(13)
	—		—		—	—	137,500	(10)	690,250	(13)
	—		—		—	—	15,000	(10)	75,300	(13)
	—		—		—	—	18,334	(11)	92,037	(13)
Curtis Ling, Ph. D.	897	(5)	—		0.23	10/28/2015	—		—
	37,136	(6)	—		1.16	8/07/2017	—		—
	32,190	(2)	16,247		7.45	10/27/2019	—		—
	3,200	(2)	28,800		9.10	5/6/2018	—		—
	—		80,000	(3)	4.81	5/10/2019	—		—
	8,333	(4)	91,667		5.64	8/09/2019	—		—
	—		—		—	—	12,000	(9)	60,240	(13)
	—		—		—	—	40,000	(9)	200,800	(13)
	—		—		—	—	45,834	(11)	230,087	(13)
Madhukar Reddy, Ph.D.	39,826	(7)	—		0.23	10/28/2015	—		—
	43,054	(8)	—		0.35	7/06/2016	—		—
	154,998	(8)	—		1.16	8/07/2017	—		—
	19,284	(1)	2,243		4.26	7/28/2019	—		—
	—		80,000	(3)	4.81	5/10/2019	—		—
	4,166	(4)	45,834		5.64	8/09/2019	—		—
	—		—		—	—	13,500	(9)	67,770	(13)
	—		—		—	—	40,000	(9)	200,800	(13)
	—		—		—	—	16,216	(10)	81,404	(13)
	—		—		—	—	24,148	(10)	121,223	(13)
	—		—		—	—	18,000	(10)	90,360	(13)
	—		—		—	—	22,917	(11)	115,043	(13)
Brian J. Sprague	48,697	(1)	88,803		5.10	8/12/2021	—		—
	—		80,000	(3)	4.81	5/10/2019	—		—
	—		—		—	—	47,265	(12)	237.270	(13)
	—		—		—	—	40,000	(9)	200,800	(13)

(1)

Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty five percent (25%) of the shares subject to the option shall vest and become exercisable on the first anniversary of the vesting commencement date, and the remaining seventy five percent (75%) of the shares subject to the option shall vest and become exercisable in equal monthly installments over the thirty six (36) months following such first anniversary.
(2)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, 10% of the shares subject to the stock option vest one year after grant, 20% of the shares subject to the stock option vest on the second anniversary of grant date, 30% of the shares subject to the stock option vest on the third anniversary of grant date, and 40% of the shares subject to the stock option vest on the fourth anniversary of grant date.
(3)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on the first anniversary of the vesting commencement date, and an additional twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on each successive anniversary thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(4)

Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one forty-eighth (1/48th) of the shares subject to the option will vest and become exercisable on each one month anniversary of the vesting commencement date, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.

(5)	This stock option was granted on October 28, 2005 and fully vested over four years. Dr. Ling previously exercised 20,630 shares subject to the stock options.
(6)	This stock option was granted on August 7, 2007 and fully vested over four years. Dr. Ling previously exercised 40,363 shares subject to the stock options.
(7)	This stock option was granted on October 28, 2005 and fully vested over four years. Dr. Reddy previously exercised 16,145 shares subject to the stock options.
(8)	This stock option has fully vested.
(9)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the fourth anniversary of the vesting commencement date.
(10)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, thirty-three percent (33%) of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the third anniversary of the vesting commencement date.
(11)

Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one twelfth (1/12th) of the RSUs subject to the award will vest on November 20, 2012, and one twelfth (1/12th) of the RSUs subject to the award will vest on each February 20, May 20, August 20, and November 20 thereafter, such that the award will be fully vested on August 20, 2015.

(12)

Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs subject to the award will vest on August 20, 2012 and one/sixteenth (1/16th) of the RSUs subject to the award shall vest on each of November 20, February 20, May 20, and August 20 thereafter, such that the award shall be fully vested on August 20, 2015.

(13)	Based on the closing price of $5.02 of the Company’s Class A common stock on December 31, 2012.

Option Exercises and Stock Vested at Fiscal Year-End 2012

The following table summarizes the vesting of stock awards for each named executive in fiscal 2012.

Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (1)
Kishore Seendripu, Ph.D.	7,500	30,975
Adam C. Spice	5,416	23,818
Curtis Ling, Ph. D.	8,166	37,350
Madhukar Reddy, Ph.D.	6,583	29,000
Brian J. Sprague	21,485	117,910

(1)	Represents the closing price of a share of our Class A common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits & Nonqualified Deferred Compensation

The Company does not provide a pension plan for its employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2012.

Employment Arrangements

In December 2010, we entered into an offer letter agreement with Adam C. Spice. This offer letter set Mr. Spice’s base salary at an annual rate of $250,000 and provided for a target bonus of 50% of Mr. Spice’s annual base salary pursuant to our 2012 Executive Incentive Bonus Plan. In addition, pursuant to the offer letter agreement, Mr. Spice was granted an option to purchase 275,000 shares of our Class A common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Spice is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

In June 2011, we entered into an offer letter agreement with Brian Sprague. This offer letter set Mr. Sprague’s base salary at an annual rate of $230,000 and provided for a target bonus of 30% of

Mr. Sprague’s annual base salary pursuant to our 2011 Executive Incentive Bonus Plan. In addition, pursuant to the offer letter agreement, Mr. Sprague was granted an option to purchase 137,500 shares of our Class A common stock under our 2010 Equity Incentive Plan and an award of 68,750 restricted stock units pursuant to the Equity Plan, and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Sprague is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Potential Payments Upon Termination or Change of Control

Change in Control and Severance Agreements

For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 33 of this proxy statement.

Estimated Termination Payments

The following table provides information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our executive officers on December 31, 2012. As noted previously, we amended and restated these agreements in April 2013. Prior to these amendments, we did not provide any benefits in connection with involuntary terminations not including a change-in-control. The following table describes material differences in the agreements in effect on December 31, 2012 with respect to benefits triggered by a change-in-control.

December 31, 2012 Prior Agreements
Change-in-Control Benefit	CEO/CFO	Other Executives
Severance	12 months	12 months
Bonus	Prior year’s amount, pro-rated	Prior year’s amount, pro-rated
Accelerated Equity Vesting	100%	50%
Health Care Reimbursement	12 months	12 months

Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2012 (December 31, 2012), and based on the closing price per share of MaxLinear’s Class A common stock on December 31, 2012. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Change of Control and Involuntary Termination
Name	Severance Payments Attributable to Salary ($)(1)	Severance Payments Attributable to Bonus ($)(2)	Acceleration of Equity Vesting ($)(3)	Health Care Benefits ($)(4)
Kishore Seendripu, Ph.D.	350,000	297,500	659,895	16,502
Adam C. Spice	275,000	137,500	1,186,062	16,442
Curtis Ling, Ph.D.	240,000	96,000	253,963	5,615
Madhukar Reddy, Ph.D.	240,000	96,000	347,555	16,394
Brian J. Sprague	240,000	96,000	227,435	16,419

(1)	The amounts shown in this column are equal to 12 months of the named executive officer’s base salary as of December 31, 2012.
(2)	The amounts shown in this column for the named executive officers represent a prorated amount of the executive’s target annual bonus for 2012.
(3)	For Dr. Seendripu and Mr. Spice, the amounts shown in this column are equal to the spread value between (i) the unvested portion of all outstanding equity awards held by Dr. Seendripu and Mr. Spice on December 31, 2012 and (ii) the difference between the closing market price on December 31, 2012 of $5.02 per share and the exercise price. For all other executives, the amounts shown in this column are equal to the spread value between (i) 50% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2012 and (ii) the difference between the closing market price on December 31, 2012 of $5.02 per share and the exercise price.
(4)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for a period of 12 months, assuming that such coverage is timely elected under COBRA.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of Class A common stock and Class B common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2012:

Plan category	Class of Common Stock	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compen- sation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	Class A	6,055,810	(3)	$5.6771	(4)	7,155,064
	Class B	1,448,912		3.7564		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total		7,504,722		$4.8058	(4)	7,155,064

(1)	Consists of 2004 Stock Plan, 2010 Equity Incentive Plan, and 2010 Employee Stock Purchase Plan.
(2)	Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our Class A common stock, (B) four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our Class A common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our Class A common stock and Class B common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)	Includes 4,310,722 shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.
(4)	Calculated without taking into account the 4,310,722 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Related Person Transactions

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires MaxLinear’s directors, executive officers, and holders of more than 10% of its Class A and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of MaxLinear’s securities. MaxLinear believes that during 2012, its directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information, as of April 8, 2013, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 23,437,298 shares of Class A common stock and 9,665,014 shares of Class B common stock outstanding at April 8, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 8, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to MaxLinear, except where otherwise noted.

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans(1)		% Total Voting Power All Other Matters(2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D. (3)	105,249	*	4,336,386	43.86	35.51		13.29
Adam C. Spice (4)	132,417	*	—	—	*	*	*	*
Brian J. Sprague (5)	151,199	*	—	—	*	*	*	*
Curtis Ling, Ph.D. (6)	96,525	*	754,562	7.75	6.32		2.56
Madhukar Reddy, Ph.D.(7)	80,275	*	334,773	3.37	2.79		1.24
Steven C. Craddock (8)	56,613	*	—	—	*	*	*	*
Harshad K. Desai (9)	24,357	*	—	—	*	*	*	*
Albert J. Moyer (10)	62,772	*	30,973	*	*	*	*	*
Thomas E. Pardun (11)	62,772	*	33,134	*	*	*	*	*
Donald E. Schrock (12)	62,772	*	30,973	*	*	*	*	*
All directors and executive officers as a group (13 people) (13)	929,647	3.86	5,520,801	53.54	44.14		18.77

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans(1)		% Total Voting Power All Other Matters(2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
5% Stockholders:
Entities affiliated with U.S. Venture Partners (14)	—	—	1,896,578	5.73	15.79		5.73
Entities affiliated with Fidelity Management & Research Co. (15)	2,354,608	10.05	—	—	1.96		7.11
Nokomis Capital L.L.C. (16)	1,698,793	7.25	—	—	1.41		5.13
T. Rowe Price Associates, Inc. (17)	1,457,400	6.22	—	—	1.21		4.40
Entities affiliated with The Vanguard Group, Inc. (18)	1,172,591	5.00	—	—	*	*	3.54

(*)	Represents beneficial ownership of less than 1%.
(**)	Represents voting power of less than 1%.
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to one vote per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, except that the Class B common stock will vote separately as required by law and as follows: (A) the Class B common stock will be entitled to vote as a separate class with respect to the election of two members of our board of directors that are designated as Class B directors (currently, Dr. Seendripu and Dr. Ling), and (B) the Class B common stock will have ten votes per share in connection with (i) approving transactions that result in a change of control of us, and (ii) that relate to certain increase to our equity incentive plans. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. This column represents the voting power percentage of each such stockholder with respect to matters in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(2)	Represents the voting power percentage of each such stockholder with respect to all other matters that are submitted to the stockholders for a vote other than in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(3)	Class A common stock includes (a) 68,000 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 32,500 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 4,749 shares of Class A common stock held by Dr. Seendripu. Class B common stock includes (a) 221,734 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 4,114,652 shares of Class B common stock held by Dr. Seendripu.
(4)	Class A common stock includes (a) 32,500 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 68,751 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 31,166 shares of Class A common stock held by Mr. Spice.
(5)	Class A common stock includes (a) 85,885 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 14,297 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 51,017 shares of Class A common stock held by Mr. Sprague.
(6)	Class A common stock includes (a) 48,350 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 18,167 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 30,008 shares of Class A common stock held by Dr. Ling. Class B common stock includes (a) 70,223 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 684,339 shares of Class B common stock held by Dr. Ling.
(7)

Class A common stock includes (a) 29,375 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 36,039 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 14,861 shares of Class A common stock held by Dr. Reddy. Class B common stock includes (a) 259,405 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 75,368 shares of Class B common stock held by Dr. Reddy.
(8)	Class A common stock includes (a) 25,847 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 30,766 shares of Class A common stock held by Mr. Craddock.
(9)	Class A common stock includes 24,357 shares of Class A common stock held by Mr. Desai.
(10)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 30,766 shares of Class A common stock held by Mr. Moyer. Class B common stock includes 30,973 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013.
(11)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 30,766 shares of Class A common stock held by Mr. Pardun. Class B common stock includes 33,134 shares of Class B common stock: subject to options exercisable within 60 days of April 8, 2013.
(12)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 30,766 shares of Class A common stock held by Mr. Schrock. Class B common stock includes 30,973 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013.
(13)	Class A common stock includes (a) 420,350 shares of Class A common stock subject to options exercisable within 60 days of April 8, 2013; (b) 197,254 restricted stock units that will be vested within 60 days of April 8, 2013; and (c) 312,043 shares of Class A common stock held of record by the current directors and executive officers. Class B common stock includes (a) 646,442 shares of Class B common stock subject to options exercisable within 60 days of April 8, 2013; and (b) 4,874,359 shares of Class B common stock held of record by the current directors and executive officers.
(14)	Consists of 1,852,885 shares held of record by U.S. Venture Partners VIII, L.P. (“USVP VIII”), 17,886 shares held of record by USVP VIII Affiliates Fund, L.P., 17,127 shares held of record by USVP Entrepreneur Partners VIII-A, L.P., and 8,680 shares held of record by USVP Entrepreneur Partners VIII-B, L.P. David Liddle, Ph.D. is a managing member of Presidio Management Group VIII, L.L.C. (“PMG VIII”), the general partner of USVP VIII, USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P., and USVP Entrepreneur Partners VIII-B, L.P. The other managing members of PMG VIII are Irwin Federman, Winston Fu, Steven M. Krausz, Jonathan D. Root, Christopher Rust, Casey Tansey and Philip M. Young. The individuals listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by USVP VIII, USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. Each managing member disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. Based on the most recently available Form 13G/A filed with the SEC on February 6, 2013. The address of the entities affiliated with U.S. Venture Partners is 2735 Sand Hill Road, Menlo Park, CA 94025.
(15)	Based on the most recently available Schedule 13G filed with the SEC on February 13, 2013. The address of entities affiliated with Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.
(16)	Based on the most recently available Schedule 13G filed with the SEC on February 19, 2013. The address of Nokomis Capital L.L.C. is 2305 Cedar Springs Road, Suite 420, Dallas, Texas 75201.
(17)	Based on the most recently available Schedule 13G filed with the SEC on February 14, 2013. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(18)	Based on the most recently available Schedule 13G filed with the SEC on February 7, 2013. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

OTHER MATTERS

We know of no other matters to be submitted at the 2013 annual meeting. If any other matters properly come before the 2013 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2013 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California

April 15, 2013

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

MaxLinear, Inc. Stockholders

Tuesday, May 14, 2013, 8:30 a.m. Local Time

MaxLinear, Inc.

2051 Palomar Airport Road

Suite 100, Carlsbad, CA 92011

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

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Proxy — MaxLinear, Inc.	+

Notice of 2013 Annual Meeting of Stockholders

2051 Palomar Airport Road, Suite 100, Carlsbad, CA 92011

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2013

Kishore Seendripu, Ph.D. or Adam C. Spice, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2013 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 14, 2013 or at any postponement or adjournment thereof, and to vote all shares of Class A or Class B common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1, 2, and 3. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE CLASS I DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, AND “FOR” THE PROPOSAL LISTED IN ITEM 3; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2013.
Vote by Internet
• Go to www.envisionreports.com/MXL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.								+
1. Election of Class I Director elected by the Holders of Class A common stock and Class B common stock:
	For	Against	Withhold		For	Against	Withhold
01 - Steven C. Craddock*	☐	☐	☐	02 - Harshad K. Desai*	☐	☐	☐
* Each to serve until 2016.

The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Advisory vote to approve named executive officer compensation (say on pay vote).	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013).	☐	☐	☐

4. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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